SCHEDULE 14A
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MERIDIAN BIOSCIENCE, INC.
3471 River Hills Drive
Cincinnati, Ohio 45244
www.meridianbioscience.com
Notice of Annual Meeting
and Proxy Statement
Dear Shareholder:
Our Annual Meeting of Shareholders will be held at 2:00 p.m. on January 19, 2006 at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, OH 45245. We hope you will attend.
At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.
This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.
Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.
Sincerely yours,
/s/ William J. Motto
William J. Motto
Chairman of the Board
December 19, 2005

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS OF MERIDIAN BIOSCIENCE, INC.
Time:
     2:00 p.m., Eastern Time
Date:
     January 19, 2006
Place:
Holiday Inn
4501 Eastgate Boulevard
Cincinnati, OH 45245
Purpose:
•	Elect directors

•	Ratify appointment of Grant Thornton LLP as Meridian’s independent public accountants for fiscal year 2006

•	Conduct other business if properly raised
          Only shareholders of record on December 1, 2005 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is December 19, 2005.
          Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.
/s/ Melissa Lueke
Melissa Lueke
Secretary
December 19, 2005

GENERAL INFORMATION
Who may vote
Shareholders of Meridian, as recorded in our stock register on December 1, 2005, may vote at the meeting. As of that date, Meridian had 26,060,150 Commons Shares outstanding.
How to vote
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
How proxies work
Meridian’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.
If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of appointment of Grant Thornton LLP as Meridian’s independent public accountants for fiscal year 2006.
If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.
You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.
Revoking a proxy
You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Meridian’s Secretary in writing at the address under “Questions?” on page 18.
Quorum
In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.
Votes needed
The six director candidates receiving the most votes will be elected to fill the seats on the Board. Ratification of appointment of accountants requires the favorable vote of a majority of the votes cast. Only votes for or against this proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters
Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of the votes cast.
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
The Nominating Committee of the Board of Directors has nominated for re-election all of the following current directors: James A. Buzard, John A. Kraeutler, Gary P. Kreider, William J. Motto, David C. Phillips and Robert J. Ready.
Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.
Four of our six nominees are not Meridian employees. Only non-employee directors serve on Meridian’s Audit, Compensation and Nominating committees. All Meridian directors are elected for one-year terms. Personal information on each of our nominees is given below.
If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
The Board recommends you vote FOR each of the following candidates:

James A. Buzard, Ph.D. Director since 1990 Age: 78	James A. Buzard, Ph.D. was Executive Vice President of Merrell Dow Pharmaceuticals Inc. from March 1981 until December 1989. From December 1989 until his retirement in February 1990, he was Vice President of Marion Merrell Dow, Inc. He has been a business consultant since February 1990.

John A. Kraeutler Director since 1997 Age: 57	John A. Kraeutler has more than 30 years of experience in the medical diagnostics industry and joined Meridian as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of Meridian. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

Gary P. Kreider Director since 1991 Age: 67	Gary P. Kreider serves as Chairman of the Compensation Committee and Board Secretary. For over five years Mr. Kreider has been a senior partner in the Cincinnati law firm of Keating Muething

Klekamp PLL, the Company’s outside counsel. His primary practice areas are securities law, mergers and acquisitions, and general corporate law, and he has been with Keating Muething Klekamp since 1963. Effective October 1, 2005 Mr. Kreider will no longer have a vote or partnership interest in the firm’s earnings or profits although his affiliation with the firm shall continue. Mr. Kreider has been an Adjunct Professor of Law in securities regulation at the University of Cincinnati College of Law since 1977 and is a past Chairman of the Ohio State Bar Association Corporate Law Committee. Mr. Kreider is also a Director of LSI Industries, Inc.

William J. Motto Director since 1977 Age: 64	William J. Motto has more than 35 years of experience in the pharmaceutical and diagnostics products industries, is a founder of Meridian and has been Chairman of the Board since 1977. Before forming Meridian, Mr. Motto served in various capacities for Wampole Laboratories, Inc., Marion Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp.

David C. Phillips Director since 2000 Age: 67	David C. Phillips serves as Chairman of the Audit Committee. Mr. Phillips spent 32 years with Arthur Andersen LLP. His service with this firm included several managing partner leadership positions. After retiring from Arthur Andersen in 1994, Mr. Phillips became Chief Executive Officer of Downtown Cincinnati, Inc., which is responsible for economic revitalization of Downtown Cincinnati. Mr. Phillips retired from DCI in 1999 to devote full time to Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work, and his financial consulting services. Mr. Phillips serves as a director of Cintas Corporation and Summit Family of Mutual Funds.

Robert J. Ready Director since 1986 Age: 65	Robert J. Ready serves as Chairman of the Nominating Committee. Mr. Ready founded LSI Industries Inc., Cincinnati, Ohio in 1976, which engineers, manufactures and markets commercial/industrial lighting and graphics products, and has served as its President and Chairman of its Board of Directors since that time.
RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
(Item 2 on the Proxy Card)
Although not required, the Board is seeking shareholder ratification of the Audit Committee’s selection of Grant Thornton LLP as Meridian’s independent registered public accounting firm for the 2006 fiscal year. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2006.
PricewaterhouseCoopers, LLP served as Meridian’s independent registered public accounting firm for fiscal 2004. On December 7, 2004 Meridian’s Audit Committee dismissed

PricewaterhouseCoopers LLP as the independent registered public accounting firm engaged to audit its financial statements after a review by the Audit Committee of PricewaterhouseCoopers’ proposed auditing and Section 404 attestation reporting charges for fiscal 2005.
On December 14, 2004 Meridian’s Audit Committee engaged Grant Thornton LLP as its independent registered public accounting firm. The Audit Committee had previously reviewed proposals from Deloitte & Touche LLP, Grant Thornton LLP and Ernst & Young LLP.
PricewaterhouseCoopers’ report on Meridian’s financial statements for each of the last two fiscal years (2003 and 2004) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During Meridian’s two most recent fiscal years (2003 and 2004) and the subsequent interim periods preceding the dismissal of PricewaterhouseCoopers, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. Meridian authorized PricewaterhouseCoopers to respond fully to any inquiries by Grant Thornton.
PricewaterhouseCoopers did not advise Meridian either during its two most recent fiscal years (2003 and 2004) or during the subsequent interim periods preceding Meridian’s decision to dismiss PricewaterhouseCoopers:
•	that the internal controls necessary for Meridian to develop reliable financial statements did not exist;

•	that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

•	of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim periods that if further investigated might materially have impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or have caused it to be unwilling to rely on management’s representations or be associated with Meridian’s financial statements; or

•	that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

During the two most recent fiscal years (2003 and 2004) and during the interim period prior to engaging Grant Thornton, neither Meridian nor anyone on its behalf consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on Meridian’s financial statements, and no written report or oral advice was provided to Meridian that Grant Thornton concluded was an important factor considered by Meridian in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event.
PricewaterhouseCoopers furnished Meridian with a letter addressed to the Securities and Exchange Commission related to the disclosures in our Current Report on Form 8-K filed with the Commission on December 13, 2004. The letter was filed as Exhibit 16 to Form 8-K/A on December 22, 2004.
Principal Accounting Firm Fees:
Aggregate fees billed to Meridian by Grant Thornton for fiscal year 2005 and PricewaterhouseCoopers LLP for fiscal year 2004 are listed below:

	2005	2004
Audit Fees	$325,000	$216,375
Audit Related Fees	20,490	30,498
Tax Fees	—	126,208
All Other Fees	68,419	—

	$413,909	$373,081

Audit Fees. Audit fees are the fees billed for professional services rendered by Meridian’s independent registered public accounting firm for their audit of Meridian’s consolidated annual financial statements for the years ended September 30, 2005 and 2004, respectively, and reviews of the unaudited quarterly consolidated financial statements contained in the reports on Form 10-Q filed by Meridian during those years, and on reporting on Meridian’s internal control for fiscal 2005.
Audit-Related Fees. Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Meridian’s financial statements.
Tax Fees. Tax fees are the fees billed for services related to tax compliance, tax advice and tax planning. Tax services performed for Meridian by the independent registered public accounting firm included compliance, planning and advice with respect to both domestic and foreign subsidiaries of Meridian. Fees for preparation of Meridian’s tax returns by Pricewaterhouse Coopers LLP were $99,097 for fiscal year 2004.
All Other Fees. All other fees are the fees billed for services other than those in the three categories previously described, including services for the OEM Concepts, Inc. acquisition and common stock offering.

CORPORATE GOVERNANCE
Meridian is an Ohio corporation and, therefore, is governed by the corporate laws of Ohio. Since its Common Shares are publicly traded on Nasdaq and it files reports with the Securities and Exchange Commission, it is also subject to NASD rules as well as various provisions of federal securities laws.
Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meridian on your behalf. The following directors meet the NASD requirements for independence: David C. Phillips, James A. Buzard, Robert J. Ready and Gary P. Kreider. The Board reviews Meridian’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of company policies.
During fiscal 2005, the Board of Directors met on eleven occasions and took action by writing on three occasions.
Meridian expects all directors to attend shareholders’ meetings. Each director attended the 2005 Annual Shareholders’ Meeting, all meetings of the Board and all meetings of Committees of which he was a member, except that Gary P. Kreider was unable to attend the Annual Meeting of the Directors and Shareholders because he was out of the country at the time and James A. Buzard was unable to attend the July 20, 2005 meetings due to delays in air travel.
Shareholders may communicate with the full Board or individual directors on matters concerning Meridian by mail or through our website in each case to the attention of the Secretary.
Non-employee directors of Meridian receive $20,000 per year for serving as a director and as members of committees of the Board. They also receive $1,500 for each meeting of the Board and $1,000 for each committee meeting attended. They receive $750 for each Board meeting and $500 for each committee meeting held by telephone. The Audit Committee Chairman receives an additional $8,000 annually and the Compensation Committee Chairman receives an additional $3,000 annually. The Board Secretary receives an additional $1,000 for serving at each meeting of a committee of which he is not a member. Each non-employee director is also granted a non-qualified option to purchase 3,476 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price on Nasdaq reported on the date of grant. Directors who are employees of Meridian are not separately compensated for serving as directors.
At its meeting on July 24, 2003, the Board adopted the Audit Committee Charter and a Code of Ethics for Meridian’s officers, directors and employees. On November 10, 2005, the Board approved certain amendments to the Audit Committee Charter. The amended and restated Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Code of Ethics will be sent without charge to any shareholder who sends a request to Meridian’s Secretary.
The independent directors plan to meet at least one time, during fiscal 2006, without the presence of management directors. The independent members of the Board had one such meeting in fiscal 2005.

The directors have organized themselves into the committees described below. Each of these committees is composed entirely of non-employee directors who meet the relevant independence requirements established by Nasdaq and the Sarbanes-Oxley Act that apply to their particular assignments. Meridian does not have an Executive Committee of its Board of Directors.
The Audit Committee is composed of David C. Phillips, Chairman, James A. Buzard and Robert J. Ready. Each member is able to read and understand fundamental financial statements. David C. Phillips has been designated as the Audit Committee financial expert as that term is defined in SEC regulations.
The Committee oversees the accounting and financial reporting processes of Meridian and the audits of its financial statements by its independent registered public accounting firm. The Committee is solely responsible for the appointment, compensation, retention and oversight of Meridian’s independent registered public accounting firm. The Audit Committee also evaluates information received from Meridian’s independent registered public accounting firm and management to determine whether the independent registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.
In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Meridian concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.
The Audit Committee, or its Chairman, approves all audit and non-audit services performed for Meridian by its independent registered public accounting firm before those services are commenced. The Chairman reports to the full Committee at each of its meetings regarding pre-approvals he made since the prior meeting and the Committee approves what he has done between meetings. For these purposes, the Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.
The Audit Committee met seven times and took no actions in writing during fiscal 2005. The Committee has submitted the following report to shareholders.
REPORT OF THE AUDIT COMMITTEE
On August 19, 2005, the Committee met with representatives of Grant Thornton, LLP and Meridian’s internal accountants and reviewed with them the proposed 2005 Audit Plan, areas warranting particular concentration on the audit and the effects of new accounting pronouncements. The Grant Thornton representatives reviewed with the Committee written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of the registered public accounting firms and presented a letter regarding that matter to the Committee.
At its meeting on November 10, 2005, the Committee reviewed with management, Grant Thornton, and Meridian’s accounting officers the results of the audit for fiscal 2005, including the audited financial statements. The Committee reviewed the requirements of its Charter previously adopted and the reports that were required to be disclosed to the Committee. The Committee discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61. As part of its deliberations, the Committee discussed with Grant Thornton their independence and determined that Grant Thornton was independent of Meridian.
The Committee met on December 5, 2005 to review a draft of the Form 10-K. Based on their review, the Committee recommended to the Board of Directors that the audited financial statements of Meridian be included in its Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.
During its meetings, the Committee reviewed procedures related to the receipt, retention and treatment of any complaints concerning accounting, internal accounting controls or auditing matters. Also during its meetings, the Chairman of the Audit Committee reported to the full Committee the independent accountants’ fees that had been preapproved and the Committee approved such fees. Certain fees were preapproved by the full Committee. The Committee also reviewed the requirements and Meridian’s progress in implementing the requirements of Section 404 of the Sarbanes-Oxley Act.
Respectfully submitted,
Audit Committee
David C. Phillips (Chairman)
Robert J. Ready
James A. Buzard
The Compensation Committee is responsible for establishing compensation for executive officers. This includes establishing salary levels and bonus plans, making bonus awards and otherwise dealing in all matters concerning compensation of the executive officers. The Committee also awards stock options for all employees. Meridian’s Compensation Committee is composed of Messrs. Kreider (Chairman), Buzard, Phillips and Ready.
The Compensation Committee met two times and took action in writing on one occasion during fiscal 2005.
The report of the Compensation Committee follows.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee is responsible for setting salaries and establishing and maintaining bonus plans for executive officers. It also administers and grants awards under Meridian’s 2004 Equity Compensation Plan.
Salaries are set on a calendar year basis and therefore salaries paid in the first three months of each fiscal year beginning October 1 are set in the prior year. A significant portion of compensation for fiscal 2005 was in the form of performance bonuses, as is noted in the Summary Compensation Table. The bonuses in the Summary Compensation Table for fiscal 2005 were based upon the achievement of earnings levels starting at $10,300,000, which was substantially in excess of fiscal 2004 earnings of $9,185,000. Options granted for fiscal 2005 to executive officers and business unit leaders were based upon the achievement of net earnings in fiscal 2005 of at least $10,800,000. If that earnings level had not been met, the options would have become void. Since the earnings level was met, those options run for a period of ten years from grant and vest over a three year period that commences with the announcement of fiscal 2005 results. The Committee believes that these plans for bonuses and options effectively tied a significant portion of each executive’s total pay package to Company performance in fiscal 2005.
The Committee met on November 10, 2005 to set compensation for 2006. No members of management participated in this meeting and the only persons present were the Committee members. Salary increases of 5% were awarded to all executive officers, with the exception of Messrs. Motto and Kraeutler, reflecting the Committee’s favorable view of the performance of the management team in fiscal 2005. Mr. Motto recommended that Mr. Kraeutler’s increase be 10% in view of the outstanding results the Company had achieved in fiscal 2005 and Mr. Kraeutler’s additional efforts in Meridian’s equity offering and its acquisition of OEM Concepts. There was no recommendation as to Mr. Motto’s salary, but the Committee determined that his compensation should also be increased 10% because of his efforts in leading the Company through the outstanding year and his work in the equity offering and the OEM acquisition. In making its decisions on salary, the Committee had available benchmarks prepared by the Company’s outside financial advisor showing salary ranges for various levels of executives in the industry and in the Cincinnati area. The Committee also reviewed a tabulation of all total compensation paid to each executive officer in salary, bonus, allowances, profit sharing contribution and miscellaneous items in making their decision. The Committee believes that its performance based plans with respect to bonuses and options for executive officers have worked well for the Company, even in circumstances such as fiscal 2002 in which no bonuses were awarded and options were forfeited because the minimum earning levels were not met in that year.
At its November 10, 2005 meeting, the Committee also reviewed the Company’s results and the application of the 2005 Bonus Plan and objectives established for the previous year. The Committee approved the bonus awards pursuant to that Plan in the amounts shown in the Summary Compensation Table.
At the same meeting, the Committee established an Officers’ Compensation Plan for fiscal 2006. The Plan follows the format of prior years’ plans with bonuses based upon the achievement of earnings levels. For fiscal 2006 the minimum earnings level was set at $16,100,000, which is a meaningful increase from the $12,565,000, which Meridian earned in fiscal 2005. The Plan covers six possible steps ranging from $16,100,000 to $17,600,000. In addition to the net earnings test, the bonuses are to be based on ratings of personal achievement, which are then applied to any bonuses earned. Depending on net earnings levels achieved and the application of personal achievement ratings, cash bonuses available to each individual covered by the Plan could range from 5% to 120% of the individual’s base salary. Options were also awarded to each executive officer to purchase 10,500 shares of common stock at a price of $21.01 per share pursuant to the 2004 Equity Compensation Plan. These options will become void if net earnings for fiscal 2006 are less than $16,950,000, but if that level is reached, the options will be for a period of ten years and vest over a three year period commencing with the announcement of fiscal 2006 results. The earnings test for both the bonus and option plans excludes positive and negative effects associated with extraordinary developments as defined in the Plan, including adjustments for acquisitions and other matters.

The Committee believes that its plans will ensure that if the executive officers receive meaningful bonuses and the options granted in November 2005 vest, it will be because their efforts, individually and as a team, will have enabled Meridian to achieve significant increases in net earnings for the benefit of all shareholders.
Respectfully submitted,
Compensation Committee
Gary P. Kreider (Chairman)
Robert J. Ready
James A. Buzard
David C. Phillips
The Nominating Committee identifies qualified nominees for the Board, determines who will be nominated by the Company for election to the board and recommends to the full board any changes in the size of the Board. The Nominating Committee consists of Robert J. Ready, Chairman, James A. Buzard and David C. Phillips.
The Board of Directors has established a Charter for the Nominating Committee, a copy of which was attached as Appendix B to the proxy statement for Meridian’s 2005 Annual Shareholders’ Meeting.
In nominating directors, the Nominating Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources including recommendations of shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman of the Nominating Committee in care of the Company at its address shown on the cover page of this proxy statement.
The Nominating Committee met one time last year. On November 10, 2005, the Committee considered and nominated the current directors for re-election.

PRINCIPAL SHAREHOLDERS
William J. Motto, Chairman of the Board is the only shareholder known by Meridian to own beneficially 5% or more of its outstanding Common Stock as of December 1, 2005. Information has been furnished by the persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission:

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership	Percent of Class

William J. Motto[1]	3,446,406	13.2%

[1]	The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244. The shares of Common Stock reported as beneficially owned by Mr. Motto include 41,000 shares subject to options exercisable within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS
This table lists the executive officers and directors of Meridian and shows how much common stock each owned on December 1, 2005.

		Common Stock
		Beneficially Owned
Name	Position	Amount[1]		Percentage[2]
William J. Motto	Chairman of the Board of Directors, Chief Executive Officer	3,446,406	[2]	13.2%
John A. Kraeutler	President, Chief Operating Officer and Director	330,227		1.3%
Antonio A. Interno[3]	President and Managing Director of Meridian Bioscience Europe	247,415		*
Richard L. Eberly[4]	Executive Vice President, President Meridian Life Science	11,150		*
Kenneth J. Kozak[5]	Vice President, Research and Development	64,025		*
Melissa A. Lueke[6]	Vice President, Chief Financial Officer and Secretary	71,885		*
Susan A. Rolih[7]	Vice President, Regulatory Affairs & Quality Systems	33,500		*
Lawrence J. Baldini[8]	Vice President, Operations and Information Systems	26,000		*
Todd W. Motto[9]	Vice President, Sales and Marketing	665,698		2.6%
James A. Buzard, Ph.D.[10,11]	Director	48,851		*
Gary P. Kreider[11,12]	Director	59,586		*
Robert J. Ready[10,11]	Director	47,931		*
David C. Phillips[10,11]	Director	26,380		*
All Executive Officers and Directors as a Group		5,079,054		19.5%

[1]	Includes options exercisable within 60 days from Mr. William J. Motto of 41,000 shares, Mr. Kraeutler of 201,215 shares, Mr. Eberly of 3,500 shares, Mr. Kozak of 56,525 shares, Ms. Lueke of 27,875 shares, Ms. Rolih of 22,250 shares, Mr. Baldini of 3,500 shares, Mr. Todd W. Motto of 7,700 shares, Mr. Buzard of 34,760 shares, Mr. Kreider of 25,832 shares, Mr. Ready of 34,760 shares, and Mr. Phillips of 17,380 shares.

[2]	See description of Common Stock ownership contained under “Principal Shareholders.”

[3]	Antonio A. Interno was appointed as a Vice President in August 1991, appointed a Senior Vice President in September 1997, and appointed as President, Managing Director of Meridian Bioscience Europe in October 2003. He has been Managing Director of Meridian’s European subsidiaries, Meridian Bioscience Europe since February 1990. Age: 55

[4]	Richard L. Eberly was appointed Vice President of Sales and Marketing on January 10, 1997, appointed an Executive Vice President in May 2000, appointed Executive Vice President, General Manager of Meridian Life Science in February 2003, and appointed Executive Vice

President and President Meridian Life Science in October 2005. He has over 18 years of experience in the medical diagnostic industry and joined Meridian in January 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the Director of Sales for Meridian. Before joining Meridian, he held key sales and marketing positions at Abbott Diagnostics. Age: 44

[5]	Kenneth J. Kozak joined Meridian in October 1987 and was appointed Vice President, Research and Development, on May 17, 1999. Prior to this appointment, Mr. Kozak served as Director of Product Development for Meridian. Before joining Meridian, Mr. Kozak held a variety of positions at the University of Cincinnati College of Medicine. Age: 51

[6]	Melissa A. Lueke was appointed Vice President, Chief Financial Officer and Secretary on January 23, 2001. Prior to her appointment, Ms. Lueke served as Meridian’s Controller since March 2000 and Acting Secretary from July 20, 2000 to January 23, 2001. Before joining Meridian, Ms. Lueke was employed by Arthur Andersen LLP from June 1985 to January 1999, most recently as a Senior Audit Manager. Age: 42

[7]	Susan A. Rolih was appointed Vice President of Regulatory Affairs and Quality Systems on May 29, 2001. Before joining Meridian, Ms. Rolih held various regulatory and quality positions with Immucor, Inc. Age: 56

[8]	Lawrence J. Baldini was appointed Vice President of Operations on April 3, 2001 and appointed Executive Vice President Operations and Information Systems in October 2005. Before joining Meridian, Mr. Baldini held various operations management positions with Instrumentation Laboratories and Fisher Scientific. Age: 46

[9]	Todd W. Motto was appointed Vice President of Sales and Marketing on October 3, 2005. Prior to this appointment, Mr. Motto served in a number of different sales and marketing positions for Meridian, beginning in 1993. Most recently, he served as Meridian’s Vice President of Sales and Marketing, Meridian Bioscience Europe for the last five years. Age: 39

[10]	Audit Committee Member.

[11]	Compensation Committee Member.

[12]	Includes 217 shares held by his wife, 1,500 shares held as custodian for his minor child, 6,183 shares held by trusts of which Mr. Kreider is trustee and a beneficiary, and Meridian debentures convertible into 2,689 shares.

*	Less than one percent.
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934 requires Meridian’s executive officers, directors and persons who own more than ten percent of a registered class of Meridian’s equity securities to file reports of ownership and changes in ownership with the Securities and

Exchange Commission. Based on a review of the copies of such forms received by it, Meridian believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Gary P. Kreider, who is Chairman of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 2005.
SUMMARY COMPENSATION TABLE

	Annual Compensation
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation[6]

William J. Motto[1]	2005	$422,168	$510,213	10,500	$76,550
Chairman of the Board of Directors,	2004	409,615	388,125	10,500	56,723
Chief Executive Officer	2003	395,000	251,813	37,500	204,483

John A. Kraeutler[2]	2005	$328,123	$401,760	10,500	$31,114
President, Chief Operating Officer	2004	306,308	290,625	10,500	30,819
	2003	294,000	187,425	37,500	96,133

Antonio A. Interno[3]	2005	$308,011	$275,447	10,500	$30,967
President and Managing Director of	2004	277,717	178,593	10,500	38,161
MBE	2003	239,883	152,925	15,000	20,200

Richard L. Eberly[4]	2005	$219,473	$199,341	10,500	$24,510
Executive Vice President, President	2004	211,923	167,187	10,500	26,058
MLS	2003	205,000	108,906	15,000	37,300

Melissa A. Lueke[5]	2005	$174,752	$158,520	10,500	$17,475
Vice President, Chief Financial	2004	169,157	133,597	10,500	17,094
Officer and Secretary	2003	163,000	103,913	15,000	27,304

[1]	“All Other Compensation” for Mr. Motto includes (a) car allowances of $20,000, $19,584, and $14,600 in 2005, 2004 and 2003, respectively, (b) professional allowances of $45,000, $25,000 and $25,000 in 2005, 2004 and 2003, respectively, and (c) amounts accrued under Meridian’s Savings and Investment Plan. Todd W. Motto, the adult son of William J. Motto, is Vice President of Sales and Marketing. Todd W. Motto received approximately $174,270 in compensation for fiscal 2005. Pursuant to the terms of an Agreement Concerning Disability and Death, Meridian is required to provide certain benefits to Mr. Motto or to his designated beneficiaries upon his death or disability. In the case of a disability, Meridian is obligated to pay Mr. Motto 60 % of his total annual salary and bonus for a period of up to 60 months. In the case of death, Meridian is obligated to pay to Mr. Motto’s designated beneficiaries up to $1 million. These benefits are to be reduced by the gross amount of any insurance payments made to Mr. Motto under any insurance policy or program maintained by Meridian.

[2]	“All Other Compensation” for Mr. Kraeutler includes (a) car allowances of $12,280, $13,479, and $11,216 in 2005, 2004 and 2003, respectively, (b) professional allowances, and (c) amounts accrued under Meridian’s Savings and Investment Plan of $11,550, $12,339, and $10,000 in 2005, 2004 and 2003, respectively. Mr. Kraeutler and Meridian are parties to an employment agreement dated February 15, 2001 which sets forth compensation, non-competition, benefit and severance provisions and provides for a payment equal to three times Mr. Kraeutler’s base salary (plus any salary earned but not paid) upon the occurrence of certain events, including a change in control of Meridian. The agreement automatically extends until either party terminates the agreement.

[3]	“All Other Compensation” for Mr. Interno includes (a) car allowances of $25,409, $32,161, and $16,200 in 2005, 2004 and 2003, respectively and (b) amounts accrued under Meridian’s Savings and Investment Plan.

[4]	“All Other Compensation” for Mr. Eberly includes (a) car allowances of $12,000, $14,003, and $8,472 in 2005, 2004 and 2003, respectively, (b) professional allowances, and (c) amounts accrued under Meridian’s Savings and Investment Plan of $11,550, $12,055, and $10,000 in 2005, 2004 and 2003, respectively.

[5]	“All Other Compensation” for Ms. Lueke includes (a) car allowances of $5,000 in each of 2005, 2004 and 2003, (b) amounts accrued under Meridian’s Savings and Investment Plan of $11,550, $11,319, and $7,757 in 2005, 2004 and 2003, respectively, and (c) professional allowances.

[6]	“All Other Compensation” for fiscal 2003 includes loans forgiven in connection with the Split-Dollar Life Insurance Program, which has been terminated. These loans were incurred in the amounts of $154,883 by Mr. Motto, $69,917 by Mr. Kraeutler, $15,828 by Mr. Eberly, and $13,547 by Ms. Lueke.

OPTION GRANTS IN LAST FISCAL YEAR

		% of Total			Potential Realized
	Number of	Options			Value at Assumed
	Securities	Granted to	Exercise		Annual Rates of
	Underlying	Employees	Price		Price Appreciation
	Options	in Fiscal	($/Per	Expiration	for Option Term
Names	Granted	2005	Share)	Date	5%	10%

William J. Motto	10,500	5%	$10.92	12/07/14	$186,769	$297,399
John A. Kraeutler	10,500	5%	$10.92	12/07/14	$186,769	$297,399
Antonio A. Interno	10,500	5%	$10.92	12/07/14	$186,769	$297,399
Richard L. Eberly	10,500	5%	$10.92	12/07/14	$186,769	$297,399
Melissa A. Lueke	10,500	5%	$10.92	12/07/14	$186,769	$297,399
FISCAL 2005 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-
	Acquired		Options at	the-Money Options at
	on	Value	September 30, 2005	September 30, 2005
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

William J. Motto	30,000	$96,750	71,000/100,000	$1,131,172/$1,647,046
John A. Kraeutler	101,535	907,835	219,215/100,000	3,246,156/1,649,276
Antonio A. Interno	21,750	108,238	3,500/32,500	48,696/463,571
Richard L. Eberly	90,787	428,632	3,500/32,500	48,696/463,571
Melissa A. Lueke	12,000	62,763	27,875/32,500	484,438/463,571

PERFORMANCE GRAPH
The following graph shows the yearly percentage change in Meridian’s cumulative total shareholder return on its Common Stock as measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian’s share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented with the Wilshire 5000 Equity Index and a Peer Group Index. The Peer Group consists of Biomerica, Inc., Biosite, Inc., BioSource International Inc., Diagnostic Products Corp., Idexx Laboratories Corp., Inverness Medical Innovation Inc., Orasure Technologies Inc., Quidel Corp., Strategic Diagnostics Inc. and Trinity Biotech Plc.
SHAREHOLDER PROPOSALS FOR NEXT YEAR
The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is August 21, 2006.
The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meridian’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2007 Annual Shareholders’ Meeting, it must be received prior to November 4, 2006. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form l0-Q filings.

Meridian’s Code of Regulations provides that only persons nominated by an officer, director or in writing by a shareholder at least five days prior to the meeting at which directors are to be selected shall be eligible for election.
QUESTIONS?
If you have questions or need more information about the annual meeting, write to:
Melissa Lueke, Vice President, Chief Financial Officer and Secretary
Meridian Bioscience, Inc.
3471 River Hills Drive
Cincinnati, Ohio 45244
or call us at (513) 271-3700.
For information about your record holdings call the Computershare Shareholder Services at 1-888-294-8217.

APPENDIX A
MERIDIAN BIOSCIENCE, INC.
AUDIT COMMITTEE CHARTER
AS REVISED BY THE BOARD OF DIRECTORS ON NOVEMBER, 10, 2005
I.	PURPOSE
     The primary function of the Audit Committee is to assist the Company in maintaining the integrity of its financial statements and to assist it in providing full and fair disclosure of the financial aspects of its operations. This function applies to the Company’s financial reports, financial press releases, filings with the Securities and Exchange Commission and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee shall:
Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.
Review and appraise the audit efforts of the Company’s independent public accountants.
Provide an open avenue of communication among the independent public accountants, financial and senior management and the Board.
The Committee is authorized to employ, at the Company’s expense, any outside experts, legal counsel, accountants or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of the Company and its shareholders, to enable the Committee to fulfill its responsibilities.1
II.	COMPOSITION
     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and financial literacy requirements prescribed by the NASD and Section 10A of the Securities Exchange Act.2 At least one member of the Committee shall be an audit committee financial expert as defined under the United States Securities and Exchange Commission rules promulgated pursuant to § 407 of the Sarbanes-Oxley Act of 2002.3
     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Committee shall designate a Chair.
III.	MEETINGS
     The Committee shall meet at least four times annually, and more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the chief financial officer and the independent public accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed independently. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials. The Committee shall maintain minutes of its meetings and activities.
IV.	RESPONSIBILITIES AND DUTIES
     To fulfill its responsibilities and duties the Committee shall:
Documents/Reports Review
1.	Review and update this Charter annually.[4]

2.	Review the Company’s annual financial statements, financial press releases, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This information should be sent to the Committee at least 24 hours before release.[5]
Independent Accountants
3.	Appoint, compensate and oversee the independent public accountants who audit the Company’s financial statements and consider their independence and effectiveness. On an annual basis, the Committee shall ensure the receipt from the independent public accountants of their formal written statement delineating all relationships between them and the Company. The Committee shall, as appropriate, also discuss with the auditor any undisclosed relationships or non-accounting services rendered to the Company or any of its affiliates that could impact the objectivity and independence of the independent public accountants, and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.[6]

4.	Evaluate the performance of the independent public accountants and discharge the independent public accountants when circumstances warrant.[7]

5.	Review most recent report of the Public Company Accounting Oversight Board of its examination of the Company’s independent public accountant.[8]

6.	Ensure that lead audit partner of the independent public accountant and the audit partner responsible for reviewing the audit are rotated off the audit at least every five years with a five year cooling off period. Ensure that all audit partners are rotated off the audit at least every seven years with a two year cooling off period.[9]

7.	Pre-approve all audit and non-audit services and their accompanying fees to be performed by the Company’s independent public accountants. The Committee may delegate this function to the Chairman of the Committee between meetings, with an obligation to report any actions to the Committee.[10]
The auditors may not perform:
•	bookkeeping,

•	financial information and systems design and implementation,

•	appraisal or valuation services or contribution-in-kind reports,

•	fairness opinions,

•	actuarial services,

•	internal audit outsourcing services,

•	management functions or human resources,

•	brokers or dealer, investment advisor or investment banking services,

•	legal services and expert services unrelated to the audit, and

•	any other service that the Accounting Oversight Board determines by regulation is impermissible.[11]
8.	Ensure disclosure in the Company’s Form 10-K filed with the SEC of any non-audit services approved to be performed by the Company’s independent public accountants.[12]

9.	Periodically consult with the independent public accountants out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements, and the adequacy/capability of financial staff given the business and changes in operations.[13]

10.	Review with the independent public accountants the coordination of audit work to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.[14]

11.	Discuss with the independent accountants any major risk areas, critical accounting policies employed by the Company and any preferred accounting policies that differ from those being employed by the Company.[15]

Financial Reporting Processes
12.	Meet with the independent accountants and the appropriate company financial staff to plan the scope of each audit prior to commencement of each audit process.[16]

13.	In consultation with the independent public accountants, review the integrity of the Company’s financial reporting processes, both internal and external.[17]

14.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.[18]

15.	Advise financial management and the independent public accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

16.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management as developed by the Committee.[19]

17.	Continue the process of reporting to the Committee by each of management and the independent public accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.[20]

18.	Conduct an inquiry with the CEO and the CFO regarding the quality of earnings for the period.

19.	Conduct an inquiry of management regarding any significant risks and exposures to the business and steps to minimize.

20.	At least annually, review a report from the independent public accountants as to all critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, the treatment preferred by the independent public accounts in each instance, management letters and other communications.[21]

Process Improvement
21.	Following completion of the annual audit, review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.[22]

22.	Resolve any disagreements between management and the independent public accountants in connection with the preparation of the financial statements.[23]

23.	Consider and review with the independent public accountant:
a.	The adequacy of the Company’s internal controls including computerized information system controls and security.

b.	Report related findings and recommendations of the independent public accountant together with management’s responses.[24]
24.	Review with the independent public accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee.[25]

25.	Review specifically all repeat audit points and recommendations not implemented from prior audits.[26]
Ethical and Legal Compliance
26.	Establish, review and update periodically a Code of Ethics, a Corporate Securities Trading Policy, Foreign Corrupt Practices Act Policy and a Code of Ethical Conduct for financial managers and ensure that these items are published to employees.[27]

27.	Review management’s monitoring of the Company’s compliance with these codes and policies, and review the systems management has in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.[28]

28.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.[29]

29.	Review activities, organizational structure, and qualifications of any internal audit efforts.[30]

30.	Review with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.[31]

31.	Review and approve all related-party transactions.[32]

32.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.[33]

33.	Recommend to the Company whether the audited financial statements should be included in the annual Form 10-K for submission to the Securities and Exchange Commission.[34]

34.	Prepare a Report of the Audit Committee for transmission to shareholders through the annual Proxy Statement.[35]

35.	Review the process utilized by management in presenting certifications as to the financial statements to the Securities and Exchange Commission.[36]

36.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets and request from the independent public accountant and review a report as to all loans or extensions of credit by the Company to its officers.[37]

37.	Determine whether the provision of non-audit services by the independent accountants is compatible with their independence.[38]

38.	Annually perform a review of the Audit Committee effectiveness.

[1]	NASD Rule 4350(d)(1)(C). Sarbanes-Oxley §301.

[2]	NASD Rule 4350(d)(2)(A). Sarbanes-Oxley §301.

[3]	NASD Rule 4350(d)(2)(A). Sarbanes-Oxley §407.

[4]	NASD Rule 4350(d)(1).

[5]	Recommended.

[6]	NASD Rule 4350(d)(1)(C). Sarbanes-Oxley §301. Regulation S-K Item 306. Schedule 14A Item 9.

[7]	Sarbanes-Oxley §301.

[8]	Recommended.

[9]	Sarbanes-Oxley §203.

[10]	NASD Rule 4350(d)(1)(C). Sarbanes-Oxley §202.

[11]	Sarbanes-Oxley §201

[12]	Sarbanes-Oxley §202

[13]	Recommended.

[14]	Recommended.

[15]	Regulation S-K Item 306.

[16]	Recommended.

[17]	Recommended.

[18]	Recommended.

[19]	Recommended.

[20]	Recommended.

[21]	Sarbanes-Oxley §204.

[22]	Recommended.

[23]	Sarbanes-Oxley §301.

[24]	Recommended.

[25]	Recommended.

[26]	Recommended.

[27]	Recommended.

[28]	Recommended.

[29]	NASD Rule 4350(d)(1)(C). Sarbanes-Oxley §301.

[30]	Recommended.

[31]	Recommended.

[32]	NASD Rule 4350(h)

[33]	Recommended.

[34]	Regulation S-K Item 306.

[35]	Regulation S-K Item 306. Schedule 14A Item 9.

[36]	Recommended.

[37]	Recommended.

[38]	Schedule 14A Item 9.

☐	Mark box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	Authority to elect as directors the six nominees listed below.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 — JAMES A. BUZARD	☐	☐	05 — WILLIAM J. MOTTO	☐	☐

02 — JOHN A. KRAUETLER	☐	☐	06 — DAVID C. PHILLIPS	☐	☐

03 — GARY P. KREIDER	☐	☐	07 — ROBERT J. READY	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as independent public accountants for fiscal 2006.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, you should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

■	1 U P X H H H P P P P 007187	—

001CD40001          00HPWA

Proxy — Meridian Bioscience, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints WILLIAM J. MOTTO and MELISSA A. LUEKE, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherw all shares of Common Stock which the undersigned would be entitled to vote on the matters specified on the reverse side and in their discretion with respect to such other business as may prop come before the Annual Meeting of Shareholders of Meridian Bioscience, Inc. to be held on January 19, 2006 at 2:00 P.M. Eastern Time at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, and any postponement or adjournment of such Annual Meeting.
THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.
(This proxy is continued and is to be signed on the reverse side)